EXHIBIT 99.1

Contacts:

Ron Farnsworth	Drew Anderson
EVP/Chief Financial Officer	SVP/Investor Relations Director
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4192
ronfarnsworth@umpquabank.com	drewanderson@umpquabank.com

UMPQUA REPORTS SECOND QUARTER 2020 RESULTS

Second quarter 2020 net income of $52.9 million, or $0.24 per common share
Deposit growth of $2.1 billion, or 9.4%; loan and lease growth of $1.4 billion, or 6.7%
Generated over 15,000 Paycheck Protection Program (“PPP”) loans for $2.0 billion
COVID-19 impacts on economic forecasts resulted in provision for credit losses of $87.1 million

PORTLAND, Ore. – July 22, 2020 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings of $52.9 million for the second quarter of 2020, compared to net loss of $1.9 billion for the first quarter of 2020 and net income of $111.8 million for the second quarter of 2019. Earnings per diluted common share were $0.24 for the second quarter of 2020, compared to a loss of $8.41 for the first quarter of 2020 and earnings of $0.51 for the second quarter of 2019.

"Umpqua’s second quarter results, particularly in light of the significant disruption due to the COVID-19 pandemic, are a testament to our associates’ extraordinary resilience and commitment to serving our customers and communities. During the quarter, as we ramped up our efforts to support small businesses across our footprint, we rapidly processed and funded more than 15,000 PPP loans with an average loan size of $134,000. In addition, our home lending department had a record-breaking quarter, generating more than $2.1 billion in production.” said Cort O’Haver, president and CEO of Umpqua Holdings Corporation. "We continue working with customers who qualify for payment deferrals as a result of COVID-19 impacts with a 5.7% deferral level that reflects the company's strong credit quality practices. I’m especially pleased with the reduction in our cost of interest bearing deposits and lower non-interest expenses, absent increased home lending commissions due to volume, as we operate in a low interest rate environment."

Ongoing impact of COVID-19 on our business operations:

•Operations have been modified to comply with multiple state-level proclamations and CDC guidance and best practice; we continue to:
◦restrict all travel.
◦maintain a remote work program for associates other than store associates and small groups of other functions that cannot be completed remotely. About 90% of our non-store associates are operating remotely.
◦transitioned store operations to restrict lobby access and instructed customers to bank by appointment only which has allowed over 95% of stores on any given day to remain open throughout the crisis.
◦increased cleaning scope and frequency to our store locations and installed other protective devices for our associates.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

•Mobile banking usage trends are up 21% and unique sessions are up 30% year over year in addition to an expected decline in store transactions of over 31%.
•Continue to offer our Umpqua Go-To® application with over 63,000 customers enrolled. Go-To usage increased 48% from the prior quarter levels as customers used the platform as a safe and effective way of conducting banking.
•We enhanced associate benefits, including:
◦supplemental front line associate pay.
◦pandemic pay bank for associates needing additional paid time off due to COVID-19 impacts.
◦flexible work rotations and remote work for higher-risk associates.
•Active participant in PPP, including:
◦over 15,000 PPP loans produced.
◦$2.0 billion in total loans were funded.
◦average loan size was $134,000.
•Addressing other customer needs during pandemic:
◦payment deferrals.
◦waiving deferral associated fees.
◦ATM fee waivers.
•Enhanced community support:
◦announced a total of $3.0 million in combined grants and investments to organizations providing COVID-19 community relief and small business microloans.
◦initiated virtual volunteerism program.
◦activated an associate 3:1 giving match to donations.

Notable items that impacted the second quarter 2020 financial results included:

•$87.1 million provision for credit losses reflecting the continued impacts of the COVID-19 global pandemic on economic forecasts, compared to a $118.1 million provision in the prior quarter, and a $19.4 million provision in the same period of the prior year.
•$6.4 million loss on the fair value change of the MSR asset due to accelerated prepayments as a result of the lower interest rate environment compared to a $25.4 million loss in the prior quarter and a $17.8 million loss in the same period of the prior year.
•$0.8 million loss related to the fair value of the debt capital market swap derivatives, compared to a loss of $14.3 million in the prior quarter and a loss of $4.0 million in the same period of the prior year.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Second Quarter 2020 Highlights (compared to prior quarter):

•Net interest income decreased by $6.0 million on a quarter to quarter basis primarily driven by lower average yields on loans and leases, partially offset by a lower cost of interest bearing deposits;
•Provision for credit losses decreased by $31.0 million, although still elevated from historical levels reflecting the continued influence of the COVID-19 global pandemic on economic forecasts;
•Net charge-offs decreased by twelve basis points to 0.29% of average loans and leases (annualized);
•Non-interest income increased by $74.8 million, driven primarily by an increase in net mortgage banking revenue;
•Non-interest expense decreased by $1.8 billion, driven by the $1.8 billion goodwill impairment that was recorded in the prior period. Absent the goodwill impairment charge, non-interest expense increased by $4.2 million from the prior quarter primarily due to strong mortgage production;
•Non-performing assets to total assets decreased six basis points to 0.26% from 0.32%;
•Estimated total risk-based capital ratio of 14.4% and estimated Tier 1 common to risk weighted assets ratio of 11.1%;
•Filed a Form 8-K on June 17, 2020, announcing the shift in timing of a dividend declaration date from historical intra-quarter announcements to after quarterly earnings are finalized and applicable regulatory approval processes are complete.

Balance Sheet
Total consolidated assets were $29.6 billion as of June 30, 2020, compared to $27.5 billion as of March 31, 2020 and $28.0 billion as of June 30, 2019. Including secured off-balance sheet lines of credit, total available liquidity was $11.7 billion as of June 30, 2020, representing 39% of total assets and 47% of total deposits.

Gross loans and leases were $22.7 billion as of June 30, 2020, an increase of $1.4 billion relative to March 31, 2020. The increase in gross loans and leases is primarily due to the production of the PPP loans totaling $2.0 billion in the quarter. Please refer to the additional loan tables in the Q2 2020 Earnings Presentation for select underwriting characteristics of the loan portfolio and specific industry concentrations impacted by COVID-19.

Total deposits were $24.8 billion as of June 30, 2020, an increase of $2.1 billion from $22.7 billion as of March 31, 2020. This increase was attributable to growth in non-interest bearing demand deposits of $2.0 billion partially offset by a decline in time deposits of $612.0 million.

Net Interest Income
Net interest income was $212.5 million for the second quarter of 2020, down $6.0 million from the prior quarter. The decrease was primarily driven by lower average yields on loans and leases, partially offset by a lower cost of interest bearing deposits.

The Company's net interest margin was 3.09% for the second quarter of 2020, down 32 basis points from 3.41% for the first quarter of 2020 primarily driven by the decrease in short and long term interest rates that occurred in the prior quarter.

Credit Quality
The allowance for credit losses was $383.1 million, or 1.69% of loans and leases, as of June 30, 2020, which was up from $312.3 million, or 1.47% of loans and leases, as of March 31, 2020. The provision for credit losses was $87.1 million for the second quarter of 2020, a decrease of $31.0 million from the prior quarter level, although still elevated from historical levels reflecting the continued influence of the COVID-19 global pandemic on economic forecasts.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Net charge-offs as a percentage of average loans and leases decreased by twelve basis points to 0.29% of average loans and leases (annualized). The decrease in net charge-offs for the quarter was primarily due to the COVID-19 related single charge-off to a regional air transportation lessor that occurred in the prior quarter. As of June 30, 2020, non-performing assets were 0.26% of total assets, compared to 0.32% as of March 31, 2020 and 0.28% as of June 30, 2019.

Current Expected Credit Loss (CECL)
As described in our first quarter 2020 quarterly report on Form 10-Q filed on May 7, 2020 ("Q1 2020 10-Q"), on January 1, 2020, we adopted Accounting Standards Update No. 2016-13, Financial Instruments —Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL"). In applying CECL, our financial results will be affected as soon as weak or deteriorating economic conditions are forecasted which alters our expectations for credit losses. In addition, due to the expansion of the time horizon over which we are required to estimate future credit losses under CECL, we may experience increased volatility in our future provisions for credit losses. When utilizing economic forecast models that factor in significant, negative COVID-19 impacts to the economy, we recorded significant provisions for credit losses in the first and second quarters of 2020 and may incur significant provisions for credit losses in future periods as well as actual or projected economic conditions deteriorate further.

Non-interest Income
Non-interest income was $115.5 million for the second quarter of 2020, up $74.8 million from the prior quarter driven primarily by the increase in net mortgage banking revenue as described below.

Revenue from the origination and sale of residential mortgages was $86.8 million for the second quarter of 2020, an increase of $47.4 million from the prior quarter. This increase reflects a sequential quarter increase of $677.9 million or 59% in for-sale mortgage origination volume and an increase of 132 basis points in the home lending gain on sale margin to 4.75% for the second quarter of 2020. Of the current quarter's mortgage production, 34% related to purchase activity, compared to 43% for the prior quarter and 70% for the same period of the prior year.

Non-interest Expense
Non-interest expense was $181.9 million for the second quarter of 2020, down $1.8 billion from the prior quarter level. This decrease was driven primarily by the $1.8 billion goodwill impairment that was recorded in the prior period. Due to the aforementioned strong mortgage production, expenses for our Home Lending Division were up $10.4 million compared to the prior quarter.

Goodwill
As described in our Q1 2020 10-Q, the Company completed the analysis of goodwill prior to filing the Q1 2020 10-Q with the Securities and Exchange Commission. The Company updated its goodwill assessment for the Wholesale Bank and Retail Bank reporting units as of March 31, 2020, due to events and circumstances indicating potential impairment. Impairment of goodwill is the condition that exists when the carrying amount of a reporting unit that includes goodwill exceeds its fair value. A goodwill impairment is recognized for the amount that the carrying amount of a reporting unit, including goodwill, exceeds its fair value, limited to the total amount of goodwill allocated to that reporting unit. Upon completing the quantitative impairment analysis, the Company recorded a goodwill impairment of $1.8 billion during the first quarter, which represented the entire amount of goodwill allocated to the Wholesale Bank and Retail Bank reporting units. The remaining goodwill of $2.7 million after the impairment relates to the Wealth Management reporting unit. The goodwill impairment was material to reported earnings in the first quarter, but was a non-cash charge and had no effect on the Company’s cash balances, liquidity or tangible equity. In addition, because goodwill and other intangible assets are not included in the calculation of regulatory capital, the Company’s well-capitalized regulatory capital ratios were not impacted by the impairment.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Capital
As of June 30, 2020, the Company's tangible book value per common share1 was $11.44, compared to $11.30 in the prior quarter and $10.97 in the same period of the prior year.

The Company's estimated total risk-based capital ratio was 14.4% and its estimated Tier 1 common to risk weighted assets ratio was 11.1% as of June 30, 2020. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2020 are estimates, pending completion and filing of the Company's regulatory reports.

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders' equity divided by tangible assets.

The following table provides reconciliations of ending shareholders' equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Total shareholders' equity	$2,538,339	$2,507,611	$4,313,915	$4,289,516	$4,228,507
Subtract:
Goodwill	2,715	2,715	1,787,651	1,787,651	1,787,651
Other intangible assets, net	15,853	17,099	18,346	19,750	21,155
Tangible common shareholders' equity	$2,519,771	$2,487,797	$2,507,918	$2,482,115	$2,419,701
Total assets	$29,645,248	$27,540,382	$28,846,809	$28,930,855	$27,986,075
Subtract:
Goodwill	2,715	2,715	1,787,651	1,787,651	1,787,651
Other intangible assets, net	15,853	17,099	18,346	19,750	21,155
Tangible assets	$29,626,680	$27,520,568	$27,040,812	$27,123,454	$26,177,269
Common shares outstanding at period end	220,219	220,175	220,229	220,212	220,499

Total shareholders' equity to total assets ratio	8.56%	9.11%	14.95%	14.83%	15.11%
Tangible common equity ratio	8.51%	9.04%	9.27%	9.15%	9.24%
Book value per common share	$11.53	$11.39	$19.59	$19.48	$19.18
Tangible book value per common share	$11.44	$11.30	$11.39	$11.27	$10.97

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its second quarter 2020 earnings conference call on July 23, 2020, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its second quarter 2020 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (866) 440-7407 ten minutes prior to the start time and enter conference ID: 8066667. A re-broadcast will be available approximately two hours after the call by dialing (855) 859-2056 and entering conference ID 8066667. The earnings conference call will also be available as an audio cast, which can be accessed on the Company's investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In this press release we make forward-looking statements about the projected impact on our business operations of the COVID-19 global pandemic and future credit losses under CECL. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation: current and future economic and market conditions, including the effects of declines in housing and commercial real estate prices, high unemployment rates, and any slowdown in economic growth particularly in the western United States; the effect of the COVID-19 pandemic, including on our credit quality, deferral programs, and business operations, as well as its impact on general economic and financial market conditions; economic forecast variables that are either materially worse or better than end of quarter projections and deterioration in the economy that exceeds current consensus estimates; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives; our ability to successfully develop and market new products and technology; and changes in laws or regulations. We also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation
Consolidated Statements of Operations
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$235,174	$245,993	$262,109	$266,111	$264,110	(4)%	(11)%
Interest and dividends on investments:
Taxable	9,015	16,605	13,361	12,546	10,287	(46)%	(12)%
Exempt from federal income tax	1,520	1,562	1,638	1,727	1,921	(3)%	(21)%
Dividends	568	678	579	599	574	(16)%	(1)%
Temporary investments and interest bearing deposits	403	3,331	4,343	4,204	4,708	(88)%	(91)%
Total interest income	246,680	268,169	282,030	285,187	281,600	(8)%	(12)%
Interest expense:
Deposits	26,222	40,290	44,380	45,876	43,591	(35)%	(40)%
Securities sold under agreement to repurchase and federal funds purchased	194	395	431	448	403	(51)%	(52)%
Borrowings	3,839	4,046	5,080	4,238	4,563	(5)%	(16)%
Junior subordinated debentures	3,922	4,903	5,325	5,652	5,881	(20)%	(33)%
Total interest expense	34,177	49,634	55,216	56,214	54,438	(31)%	(37)%
Net interest income	212,503	218,535	226,814	228,973	227,162	(3)%	(6)%
Provision for credit losses	87,085	118,085	16,252	23,227	19,352	(26)%	350%
Non-interest income:
Service charges on deposits	11,831	15,638	16,656	16,627	15,953	(24)%	(26)%
Brokerage revenue	3,805	4,015	4,027	4,060	3,980	(5)%	(4)%
Residential mortgage banking revenue, net	83,877	17,540	34,050	47,000	9,529	378%	780%
Gain (loss) on sale of debt securities, net	323	(133)	2	—	(7,186)	(343)%	(104)%
Gain (loss) on equity securities, net	240	814	(84)	257	82,607	(71)%	(100)%
Gain on loan and lease sales, net	1,074	1,167	4,603	1,762	3,333	(8)%	(68)%
BOLI income	2,116	2,129	2,078	2,067	2,093	(1)%	1%
Other income (expense)	12,214	(525)	22,417	16,739	11,514	nm	6%
Total non-interest income	115,480	40,645	83,749	88,512	121,823	184%	(5)%
Non-interest expense:
Salaries and employee benefits	116,676	109,774	108,847	106,819	104,049	6%	12%
Occupancy and equipment, net	36,171	37,001	36,513	35,446	36,032	(2)%	0%
Intangible amortization	1,246	1,247	1,404	1,405	1,405	0%	(11)%
FDIC assessments	3,971	2,542	2,867	2,587	2,837	56%	40%
Goodwill impairment	—	1,784,936	—	—	—	(100)%	nm
Other expenses	23,846	27,158	33,812	37,333	36,092	(12)%	(34)%
Total non-interest expense	181,910	1,962,658	183,443	183,590	180,415	(91)%	1%
Income (loss) before provision for income taxes	58,988	(1,821,563)	110,868	110,668	149,218	(103)%	(60)%
Provision for income taxes	6,062	30,384	27,118	26,166	37,408	(80)%	(84)%
Net income (loss)	$52,926	$(1,851,947)	$83,750	$84,502	$111,810	(103)%	(53)%

Weighted average basic shares outstanding	220,210	220,216	220,222	220,285	220,487	0%	0%
Weighted average diluted shares outstanding	220,320	220,216	220,671	220,583	220,719	0%	0%
Earnings (loss) per common share – basic	$0.24	$(8.41)	$0.38	$0.38	$0.51	(103)%	(53)%
Earnings (loss) per common share – diluted	$0.24	$(8.41)	$0.38	$0.38	$0.51	(103)%	(53)%

nm = not meaningful

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Six Months Ended		% Change
(In thousands, except per share data)	Jun 30, 2020	Jun 30, 2019	Year over Year
Interest income:
Loans and leases	$481,167	$522,857	(8)%
Interest and dividends on investments:
Taxable	25,620	30,243	(15)%
Exempt from federal income tax	3,082	4,035	(24)%
Dividends	1,246	1,091	14%
Temporary investments and interest bearing deposits	3,734	5,633	(34)%
Total interest income	514,849	563,859	(9)%
Interest expense:
Deposits	66,512	77,685	(14)%
Securities sold under agreement to repurchase and federal funds purchased	589	1,213	(51)%
Borrowings	7,885	8,246	(4)%
Junior subordinated debentures	8,825	11,868	(26)%
Total interest expense	83,811	99,012	(15)%
Net interest income	431,038	464,847	(7)%
Provision for credit losses	205,170	33,036	521%
Non-interest income:
Service charges on deposits	27,469	31,231	(12)%
Brokerage revenue	7,820	7,790	0%
Residential mortgage banking revenue, net	101,417	20,760	389%
Gain (loss) on sale of debt securities, net	190	(7,186)	(103)%
Gain on equity securities, net	1,054	83,302	(99)%
Gain on loan and lease sales, net	2,241	4,102	(45)%
BOLI income	4,245	4,261	0%
Other income	11,689	23,303	(50)%
Total non-interest income	156,125	167,563	(7)%
Non-interest expense:
Salaries and employee benefits	226,450	204,707	11%
Occupancy and equipment, net	73,172	72,277	1%
Intangible amortization	2,493	2,809	(11)%
FDIC assessments	6,513	5,779	13%
Goodwill impairment	1,784,936	—	nm
Other expenses	51,004	66,435	(23)%
Total non-interest expense	2,144,568	352,007	509%
(Loss) income before provision for income taxes	(1,762,575)	247,367	(813)%
Provision for income taxes	36,446	61,524	(41)%
Net (loss) income	$(1,799,021)	$185,843	(1,068)%

Weighted average basic shares outstanding	220,213	220,427	0%
Weighted average diluted shares outstanding	220,213	220,692	0%
(Loss) earnings per common share – basic	$(8.17)	$0.84	(1,073)%
(Loss) earnings per common share – diluted	$(8.17)	$0.84	(1,073)%

nm = not meaningful

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$410,769	$406,426	$382,598	$433,620	$342,508	1%	20%
Interest bearing cash and temporary investments	1,853,505	1,251,290	980,158	757,824	691,283	48%	168%
Investment securities:
Equity and other, at fair value	81,958	80,797	80,165	64,764	66,358	1%	24%
Available for sale, at fair value	2,865,690	2,890,475	2,814,682	2,842,076	2,698,398	(1)%	6%
Held to maturity, at amortized cost	3,143	3,200	3,260	3,320	3,416	(2)%	(8)%
Loans held for sale, at fair value	605,399	481,541	513,431	355,022	356,645	26%	70%
Loans and leases	22,671,455	21,251,478	21,195,684	21,520,794	20,953,371	7%	8%
Allowance for credit losses on loans and leases	(356,745)	(291,420)	(157,629)	(156,288)	(151,069)	22%	136%
Net loans and leases	22,314,710	20,960,058	21,038,055	21,364,506	20,802,302	6%	7%
Restricted equity securities	54,062	58,062	46,463	54,463	43,063	(7)%	26%
Premises and equipment, net	192,041	195,390	201,460	203,391	210,285	(2)%	(9)%
Operating lease right-of-use assets	111,487	115,485	110,718	108,187	112,752	(3)%	(1)%
Goodwill	2,715	2,715	1,787,651	1,787,651	1,787,651	0%	(100)%
Other intangible assets, net	15,853	17,099	18,346	19,750	21,155	(7)%	(25)%
Residential mortgage servicing rights, at fair value	96,356	94,346	115,010	151,383	139,780	2%	(31)%
Bank owned life insurance	324,873	322,717	320,611	318,533	316,435	1%	3%
Other assets	712,687	660,781	434,201	466,365	394,044	8%	81%
Total assets	$29,645,248	$27,540,382	$28,846,809	$28,930,855	$27,986,075	8%	6%
Liabilities:
Deposits	$24,844,378	$22,699,375	$22,481,504	$22,434,734	$21,819,013	9%	14%
Securities sold under agreements to repurchase	398,414	346,245	311,308	296,717	308,052	15%	29%
Borrowings	1,096,559	1,196,597	906,635	1,106,674	821,712	(8)%	33%
Junior subordinated debentures, at fair value	232,936	195,521	274,812	267,798	277,028	19%	(16)%
Junior subordinated debentures, at amortized cost	88,382	88,439	88,496	88,553	88,610	0%	0%
Operating lease liabilities	119,885	123,962	119,429	116,924	121,742	(3)%	(2)%
Deferred tax liability, net	21,439	51,061	52,928	67,055	57,757	(58)%	(63)%
Other liabilities	304,916	331,571	297,782	262,884	263,654	(8)%	16%
Total liabilities	27,106,909	25,032,771	24,532,894	24,641,339	23,757,568	8%	14%
Shareholders' equity:
Common stock	3,510,145	3,507,680	3,514,000	3,511,493	3,514,391	0%	0%
(Accumulated deficit) retained earnings	(1,115,414)	(1,168,340)	770,366	733,059	695,003	(5)%	(260)%
Accumulated other comprehensive income	143,608	168,271	29,549	44,964	19,113	(15)%	651%
Total shareholders' equity	2,538,339	2,507,611	4,313,915	4,289,516	4,228,507	1%	(40)%
Total liabilities and shareholders' equity	$29,645,248	$27,540,382	$28,846,809	$28,930,855	$27,986,075	8%	6%

Common shares outstanding at period end	220,219	220,175	220,229	220,212	220,499	0%	0%
Book value per common share	$11.53	$11.39	$19.59	$19.48	$19.18	1%	(40)%
Tangible book value per common share	$11.44	$11.30	$11.39	$11.27	$10.97	1%	4%
Tangible equity - common	$2,519,771	$2,487,797	$2,507,918	$2,482,115	$2,419,701	1%	4%
Tangible common equity to tangible assets	8.51%	9.04%	9.27%	9.15%	9.24%	(0.53)	(0.73)

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,589,484	$3,613,420	$3,545,566	$3,495,555	$3,537,084	(1)%	1%
Owner occupied term, net	2,459,954	2,472,187	2,496,088	2,566,299	2,396,674	0%	3%
Multifamily, net	3,466,829	3,464,217	3,514,774	3,479,986	3,341,547	0%	4%
Construction & development, net	662,703	667,975	678,740	771,214	732,932	(1)%	(10)%
Residential development, net	164,180	187,594	189,010	191,500	199,421	(12)%	(18)%
Commercial:
Term, net (1)	4,265,092	2,317,573	2,232,817	2,310,759	2,271,346	84%	88%
Lines of credit & other, net	940,443	1,208,051	1,212,393	1,254,755	1,280,587	(22)%	(27)%
Leases & equipment finance, net	1,522,369	1,492,762	1,465,489	1,485,753	1,449,579	2%	5%
Residential:
Mortgage, net	4,056,588	4,193,908	4,215,424	4,245,674	3,995,643	(3)%	2%
Home equity loans & lines, net	1,189,428	1,249,152	1,237,512	1,224,578	1,215,215	(5)%	(2)%
Consumer & other, net	354,385	384,639	407,871	494,721	533,343	(8)%	(34)%
Total loans, net of deferred fees and costs	$22,671,455	$21,251,478	$21,195,684	$21,520,794	$20,953,371	7%	8%

(1)The Bank participates in the Payroll Protection Program ("PPP") to originate SBA loans designated to help businesses maintain their workforce and cover other working capital needs during the COVID-19 pandemic. The Commercial Term loans in the table above include 15,000 PPP loans, totaling $1.9 billion, net of deferred fees and costs.

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	16%	17%	17%	16%	17%
Owner occupied term, net	11%	12%	12%	12%	11%
Multifamily, net	15%	16%	16%	16%	16%
Construction & development, net	3%	3%	3%	4%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	19%	11%	10%	11%	11%
Lines of credit & other, net	4%	5%	6%	6%	6%
Leases & equipment finance, net	7%	7%	7%	7%	7%
Residential:
Mortgage, net	18%	20%	20%	20%	19%
Home equity loans & lines, net	5%	6%	6%	5%	6%
Consumer & other, net	1%	2%	2%	2%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	% Change
(Dollars in thousands)	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$9,172,210	$7,169,907	$6,913,375	$7,123,180	$6,771,087	28%	35%
Demand, interest bearing	2,813,722	2,482,908	2,524,534	2,406,404	2,355,473	13%	19%
Money market	7,262,777	7,082,011	6,930,815	6,646,383	6,789,036	3%	7%
Savings	1,730,051	1,486,909	1,471,475	1,469,302	1,446,332	16%	20%
Time	3,865,618	4,477,640	4,641,305	4,789,465	4,457,085	(14)%	(13)%
Total	$24,844,378	$22,699,375	$22,481,504	$22,434,734	$21,819,013	9%	14%

Total core deposits (1)	$22,095,314	$19,434,228	$19,061,058	$18,845,328	$18,529,797	14%	19%

Deposit mix:
Demand, non-interest bearing	37%	32%	31%	32%	31%
Demand, interest bearing	11%	11%	11%	11%	11%
Money market	29%	31%	31%	30%	31%
Savings	7%	7%	6%	6%	7%
Time	16%	19%	21%	21%	20%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	423,456	416,270	415,254	413,633	409,235
Demand, interest bearing	74,813	75,514	75,900	76,390	76,686
Money market	59,445	59,203	58,888	58,796	58,158
Savings	161,710	159,870	159,948	160,673	160,708
Time	57,501	62,515	62,952	62,122	60,571
Total	776,925	773,372	772,942	771,614	765,358

Average balance per account:
Demand, non-interest bearing	$21.7	$17.2	$16.6	$17.2	$16.5
Demand, interest bearing	37.6	32.9	33.3	31.5	30.7
Money market	122.2	119.6	117.7	113.0	116.7
Savings	10.7	9.3	9.2	9.1	9.0
Time	67.2	71.6	73.7	77.1	73.6
Total	$32.0	$29.4	$29.1	$29.1	$28.5

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$32,412	$39,128	$26,244	$31,636	$35,022	(17)%	(7)%
Loans and leases past due 90+ days and accruing (1)	42,273	47,185	37,969	35,745	35,700	(10)%	18%
Total non-performing loans and leases	74,685	86,313	64,213	67,381	70,722	(13)%	6%
Other real estate owned	2,578	3,020	3,295	4,026	8,423	(15)%	(69)%
Total non-performing assets	$77,263	$89,333	$67,508	$71,407	$79,145	(14)%	(2)%

Performing restructured loans and leases	$15,032	$20,541	$18,576	$14,309	$15,267	(27)%	(2)%
Loans and leases past due 31-89 days	$41,683	$59,962	$41,882	$44,390	$40,619	(30)%	3%
Loans and leases past due 31-89 days to total loans and leases	0.18%	0.28%	0.20%	0.21%	0.19%
Non-performing loans and leases to total loans and leases (1)	0.33%	0.41%	0.30%	0.31%	0.34%
Non-performing assets to total assets(1)	0.26%	0.32%	0.23%	0.25%	0.28%

(1)Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $2.6 million, $5.3 million, $4.3 million, $5.2 million, and $5.4 million at June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, respectively.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Three Month Ended					% Change
(Dollars in thousands)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Seq. Quarter	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$291,420	$157,629	$156,288	$151,069	$144,872	85%	101%
Impact of adoption of CECL	—	49,999	—	—	—	(100)%	nm
Adjusted balance, beginning of period	291,420	207,628	156,288	151,069	144,872	40%	101%
Provision for credit losses on loans and leases (1)	81,484	105,502	16,252	23,227	19,352	(23)%	321%
Charge-offs	(19,453)	(24,455)	(18,734)	(23,112)	(16,707)	(20)%	16%
Recoveries	3,294	2,745	3,823	5,104	3,552	20%	(7)%
Net charge-offs	(16,159)	(21,710)	(14,911)	(18,008)	(13,155)	(26)%	23%
Balance, end of period	$356,745	$291,420	$157,629	$156,288	$151,069	22%	136%
Reserve for unfunded commitments
Balance, beginning of period	$20,927	$5,106	$5,085	$4,857	$4,654	310%	350%
Impact of adoption of CECL	—	3,238	—	—	—	(100)%	nm
Adjusted balance, beginning of period	20,927	8,344	5,085	4,857	4,654	151%	350%
Provision for credit losses on unfunded commitments (1)	5,441	12,583	21	228	203	(57)%	nm
Balance, end of period	$26,368	$20,927	$5,106	$5,085	$4,857	26%	443%
Total Allowance for credit losses (ACL)	$383,113	$312,347	$162,735	$161,373	$155,926	23%	146%

Net charge-offs to average loans and leases (annualized)	0.29%	0.41%	0.28%	0.34%	0.26%
Recoveries to gross charge-offs	16.93%	11.22%	20.41%	22.08%	21.26%
ACLLL to loans and leases	1.57%	1.37%	0.74%	0.73%	0.72%
ACL to loans and leases	1.69%	1.47%	0.77%	0.75%	0.74%
nm = not meaningful
(1) The total provision for credit losses as disclosed on the income statement includes an additional $160,000 in provision related to accrued interest on loans deferred due to COVID-19, which is not included in the table above.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation
Credit Quality – Allowance for Credit Losses
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2020	Jun 30, 2019	Year over Year
Allowance for credit losses on loans and leases (ACLLL)
Balance, beginning of period	$157,629	$144,871	9%
Impact of adoption of CECL	49,999	—	nm
Adjusted balance, beginning of period	207,628	144,871	43%
Provision for credit losses on loans and leases (1)	186,986	33,036	466%
Charge-offs	(43,908)	(33,859)	30%
Recoveries	6,039	7,021	(14)%
Net charge-offs	(37,869)	(26,838)	41%
Balance, end of period	$356,745	$151,069	136%
Reserve for unfunded commitments
Balance, beginning of period	$5,106	$4,523	13%
Impact of adoption of CECL	3,238	—	nm
Adjusted balance, beginning of period	8,344	4,523	84%
Provision for credit losses on unfunded commitments (1)	18,024	334	nm
Balance, end of period	$26,368	$4,857	443%
Total Allowance for credit losses (ACL)	$383,113	$155,926	146%

Net charge-offs to average loans and leases (annualized)	0.35%	0.26%
Recoveries to gross charge-offs	13.75%	20.74%
nm = not meaningful
(1) The total provision for credit losses as disclosed on the income statement includes an additional $160,000 in provision related to accrued interest on loans deferred due to COVID-19, not included in the table above.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	3.77%	4.20%	4.25%	4.82%	5.03%	(0.43)	(1.26)
Yield on loans and leases	4.11%	4.58%	4.80%	4.93%	5.07%	(0.47)	(0.96)
Yield on taxable investments	1.38%	2.50%	2.05%	1.99%	1.62%	(1.12)	(0.24)
Yield on tax-exempt investments (1)	3.17%	3.14%	3.23%	3.30%	3.42%	0.03	(0.25)
Yield on interest bearing cash and temporary investments	0.10%	1.23%	1.65%	2.20%	2.41%	(1.13)	(2.31)
Total yield on earning assets (1)	3.59%	4.19%	4.36%	4.52%	4.59%	(0.60)	(1.00)

Cost of interest bearing deposits	0.67%	1.03%	1.13%	1.19%	1.16%	(0.36)	(0.49)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.21%	0.47%	0.56%	0.57%	0.55%	(0.26)	(0.34)
Cost of borrowings	1.33%	1.79%	1.96%	1.95%	2.03%	(0.46)	(0.70)
Cost of junior subordinated debentures	5.55%	5.45%	5.92%	6.14%	6.17%	0.10	(0.62)
Total cost of interest bearing liabilities	0.78%	1.15%	1.27%	1.33%	1.31%	(0.37)	(0.53)

Net interest spread (1)	2.81%	3.04%	3.09%	3.19%	3.28%	(0.23)	(0.47)
Net interest margin (1)	3.09%	3.41%	3.51%	3.63%	3.70%	(0.32)	(0.61)

Performance Ratios:
Return on average assets	0.73%	(25.82)%	1.15%	1.18%	1.62%	26.55	(0.89)
Return on average tangible assets	0.73%	(27.53)%	1.22%	1.26%	1.73%	28.26	(1.00)
Return on average common equity	8.46%	(174.94)%	7.70%	7.87%	10.80%	183.40	(2.34)
Return on average tangible common equity	8.53%	(301.30)%	13.24%	13.67%	19.14%	309.83	(10.61)
Efficiency ratio – Consolidated	55.40%	756.29%	59.00%	57.76%	51.64%	(700.89)	3.76
Efficiency ratio – Bank	54.17%	752.92%	57.56%	56.22%	50.16%	(698.75)	4.01

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Six Months Ended		% Change
	Jun 30, 2020	Jun 30, 2019	Year over Year
Average Rates:
Yield on loans held for sale	3.94%	5.41%	(1.47)
Yield on loans and leases	4.33%	5.07%	(0.74)
Yield on taxable investments	1.94%	2.30%	(0.36)
Yield on tax-exempt investments (1)	3.15%	3.51%	(0.36)
Yield on interest bearing cash and temporary investments	0.56%	2.42%	(1.86)
Total yield on earning assets (1)	3.88%	4.69%	(0.81)

Cost of interest bearing deposits	0.85%	1.07%	(0.22)
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.33%	0.74%	(0.41)
Cost of borrowings	1.53%	1.96%	(0.43)
Cost of junior subordinated debentures	5.49%	6.20%	(0.71)
Total cost of interest bearing liabilities	0.96%	1.23%	(0.27)

Net interest spread (1)	2.92%	3.46%	(0.54)
Net interest margin (1)	3.25%	3.86%	(0.61)

Performance Ratios:
Return on average assets	(12.49)%	1.37%	(13.86)
Return on average tangible assets	(12.89)%	1.47%	(14.36)
Return on average common equity	(106.99)%	9.09%	(116.08)
Return on average tangible common equity	(145.65)%	16.21%	(161.86)
Efficiency ratio – Consolidated	364.82%	55.58%	309.24
Efficiency ratio – Bank	363.13%	53.94%	309.19

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$1,563,753	$1,084,854	$1,045,975	$759,416	$783,703	44%	100%
Investment securities, taxable	2,777,154	2,760,461	2,719,089	2,648,092	2,683,472	1%	3%
Investment securities, tax-exempt	235,934	241,105	244,895	252,765	271,633	(2)%	(13)%
Loans held for sale	577,773	406,434	415,169	328,155	264,445	42%	118%
Loans and leases	22,428,142	21,196,989	21,379,239	21,170,915	20,605,963	6%	9%
Total interest earning assets	27,582,756	25,689,843	25,804,367	25,159,343	24,609,216	7%	12%
Goodwill and other intangible assets, net	19,253	1,785,608	1,806,791	1,808,191	1,809,583	(99)%	(99)%
Total assets	29,066,775	28,844,773	28,981,387	28,356,982	27,709,310	1%	5%

Non-interest bearing demand deposits	8,484,684	6,880,457	7,037,320	6,880,093	6,556,090	23%	29%
Interest bearing deposits	15,803,595	15,695,309	15,550,483	15,289,464	15,069,198	1%	5%
Total deposits	24,288,279	22,575,766	22,587,803	22,169,557	21,625,288	8%	12%
Interest bearing liabilities	17,625,888	17,301,712	17,237,770	16,827,917	16,646,949	2%	6%

Shareholders' equity - common	2,514,754	4,257,711	4,317,277	4,260,810	4,153,175	(41)%	(39)%
Tangible common equity (1)	2,495,501	2,472,103	2,510,486	2,452,619	2,343,592	1%	6%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2020	Jun 30, 2019	Year over Year
Temporary investments and interest bearing cash	$1,325,627	$470,266	182%
Investment securities, taxable	2,768,853	2,720,353	2%
Investment securities, tax-exempt	238,505	279,456	(15)%
Loans held for sale	492,577	226,263	118%
Loans and leases	21,815,966	20,498,075	6%
Total interest earning assets	26,641,528	24,194,413	10%
Goodwill and other intangible assets, net	897,551	1,810,291	(50)%
Total assets	28,956,388	27,262,945	6%

Non-interest bearing demand deposits	7,687,002	6,530,992	18%
Interest bearing deposits	15,749,751	14,688,875	7%
Total deposits	23,436,753	21,219,867	10%
Interest bearing liabilities	17,464,696	16,254,933	7%

Shareholders’ equity - common	3,381,417	4,122,346	(18)%
Tangible common equity (1)	2,483,866	2,312,055	7%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders' equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
	Quarter Ended
	June 30, 2020			March 31, 2020			June 30, 2019
(Dollars in thousands)	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$577,773	$5,443	3.77%	$406,434	$4,264	4.20%	$264,445	$3,326	5.03%
Loans and leases (1)	22,428,142	229,731	4.11%	21,196,989	241,729	4.58%	20,605,963	260,784	5.07%
Taxable securities	2,777,154	9,583	1.38%	2,760,461	17,283	2.50%	2,683,472	10,861	1.62%
Non-taxable securities (2)	235,934	1,868	3.17%	241,105	1,894	3.14%	271,633	2,325	3.42%
Temporary investments and interest-bearing cash	1,563,753	403	0.10%	1,084,854	3,331	1.23%	783,703	4,708	2.41%
Total interest-earning assets	27,582,756	$247,028	3.59%	25,689,843	$268,501	4.19%	24,609,216	$282,004	4.59%
Other assets	1,484,019			3,154,930			3,100,094
Total assets	$29,066,775			$28,844,773			$27,709,310
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,649,331	$1,148	0.17%	$2,471,556	$3,543	0.58%	$2,332,535	$2,798	0.48%
Money market deposits	7,275,041	4,037	0.22%	7,107,626	11,759	0.66%	6,747,290	15,351	0.91%
Savings deposits	1,628,276	198	0.05%	1,485,171	241	0.07%	1,454,908	410	0.11%
Time deposits	4,250,947	20,839	1.97%	4,630,956	24,747	2.15%	4,534,465	25,032	2.21%
Total interest-bearing deposits	15,803,595	26,222	0.67%	15,695,309	40,290	1.03%	15,069,198	43,591	1.16%
Repurchase agreements and federal funds purchased	375,098	194	0.21%	337,796	395	0.47%	292,057	403	0.55%
Borrowings	1,163,065	3,839	1.33%	906,624	4,046	1.79%	903,164	4,563	2.03%
Junior subordinated debentures	284,130	3,922	5.55%	361,983	4,903	5.45%	382,530	5,881	6.17%
Total interest-bearing liabilities	17,625,888	$34,177	0.78%	17,301,712	$49,634	1.15%	16,646,949	$54,438	1.31%
Non-interest-bearing deposits	8,484,684			6,880,457			6,556,090
Other liabilities	441,449			404,893			353,096
Total liabilities	26,552,021			24,587,062			23,556,135
Common equity	2,514,754			4,257,711			4,153,175
Total liabilities and shareholders' equity	$29,066,775			$28,844,773			$27,709,310
NET INTEREST INCOME		$212,851			$218,867			$227,566
NET INTEREST SPREAD			2.81%			3.04%			3.28%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.09%			3.41%			3.70%
(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $348,000 for the three months ended June 30, 2020, as compared to $332,000 for March 31, 2020 and $404,000 for June 30, 2019.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Six Months Ended
	June 30, 2020			June 30, 2019
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$492,577	$9,707	3.94%	$226,263	$6,116	5.41%
Loans and leases (1)	21,815,966	471,460	4.33%	20,498,075	516,741	5.07%
Taxable securities	2,768,853	26,866	1.94%	2,720,353	31,334	2.30%
Non-taxable securities (2)	238,505	3,763	3.15%	279,456	4,905	3.51%
Temporary investments and interest-bearing cash	1,325,627	3,734	0.56%	470,266	5,633	2.42%
Total interest-earning assets	26,641,528	$515,530	3.88%	24,194,413	$564,729	4.69%
Other assets	2,314,860			3,068,532
Total assets	$28,956,388			$27,262,945
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,560,935	$4,691	0.37%	$2,326,162	$5,438	0.47%
Money market deposits	7,191,796	15,796	0.44%	6,570,488	26,368	0.81%
Savings deposits	1,557,118	439	0.06%	1,471,626	680	0.09%
Time deposits	4,439,902	45,586	2.06%	4,320,599	45,199	2.11%
Total interest-bearing deposits	15,749,751	66,512	0.85%	14,688,875	77,685	1.07%
Repurchase agreements and federal funds purchased	356,550	589	0.33%	331,477	1,213	0.74%
Borrowings	1,035,553	7,885	1.53%	848,783	8,246	1.96%
Junior subordinated debentures	322,842	8,825	5.49%	385,798	11,868	6.20%
Total interest-bearing liabilities	17,464,696	$83,811	0.96%	16,254,933	$99,012	1.23%
Non-interest-bearing deposits	7,687,002			6,530,992
Other liabilities	423,273			354,674
Total liabilities	25,574,971			23,140,599
Common equity	3,381,417			4,122,346
Total liabilities and shareholders' equity	$28,956,388			$27,262,945
NET INTEREST INCOME		$431,719			$465,717
NET INTEREST SPREAD			2.92%			3.46%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.25%			3.86%

(1)Non-accrual loans and leases are included in the average balance.
(2)Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $681,000 for the six months ended June 30, 2020 as compared to $870,000 for the same period in 2019.

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$86,781	$39,347	$35,438	$31,432	$23,151	121%	275%
Servicing	8,533	8,880	8,981	11,358	11,036	(4)%	(23)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(5,042)	(5,329)	(5,237)	(6,835)	(6,905)	(5)%	(27)%
Changes due to valuation inputs or assumptions	(6,395)	(25,358)	(5,132)	11,045	(17,753)	(75)%	(64)%
Total	$83,877	$17,540	$34,050	$47,000	$9,529	378%	780%

Closed loan volume:
Portfolio	$276,247	$252,329	$335,511	$611,022	$481,878	9%	(43)%
For-sale	1,826,095	1,148,184	1,060,016	844,442	698,150	59%	162%
Total	$2,102,342	$1,400,513	$1,395,527	$1,455,464	$1,180,028	50%	78%

Gain on sale margin:
Based on for-sale volume	4.75%	3.43%	3.34%	3.72%	3.32%	1.32	1.43

Residential mortgage servicing rights:
Balance, beginning of period	$94,346	$115,010	$151,383	$139,780	$158,946	(18)%	(41)%
Additions for new MSR capitalized	13,447	10,023	8,397	7,393	5,492	34%	145%
Sale of MSR assets	—	—	(34,401)	—	—	0%	0%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(5,042)	(5,329)	(5,237)	(6,835)	(6,905)	(5)%	(27)%
Changes due to valuation inputs or assumptions	(6,395)	(25,358)	(5,132)	11,045	(17,753)	(75)%	(64)%
Balance, end of period	$96,356	$94,346	$115,010	$151,383	$139,780	2%	(31)%

Residential mortgage loans serviced for others	$12,746,125	$12,533,045	$12,276,943	$15,707,519	$15,796,102	2%	(19)%
MSR as % of serviced portfolio	0.76%	0.75%	0.94%	0.96%	0.88%	0.01	(0.12)

Umpqua Reports Second Quarter 2020 Results
July 22, 2020

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2020	Jun 30, 2019	Year over Year
Residential mortgage banking revenue:
Origination and sale	$126,128	$37,524	236%
Servicing	17,413	21,860	(20)%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(10,371)	(13,336)	(22)%
Changes due to valuation inputs or assumptions	(31,753)	(25,288)	26%
Total	$101,417	$20,760	389%

Closed loan volume:
Portfolio	$528,576	$800,490	(34)%
For-sale	2,974,279	1,185,240	151%
Total	$3,502,855	$1,985,730	76%

Gain on sale margin:
Based on for-sale volume	4.24%	3.17%	1.07

Residential mortgage servicing rights:
Balance, beginning of period	$115,010	$169,025	(32)%
Additions for new MSR capitalized	23,470	9,379	150%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(10,371)	(13,336)	(22)%
Changes due to valuation inputs or assumptions	(31,753)	(25,288)	26%
Balance, end of period	$96,356	$139,780	(31)%

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